UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  July 9, 2007

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29746	59-2567034
----------------------------	----------------------------	----------------------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4951 Airport Parkway, Suite 500

Addison TX 75001

(Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2007, the Company completed a change of corporate domicile by moving its state of incorporation to Delaware from Florida.  This change was approved by the shareholders of the Company at its last meeting of shareholders on April 25, 2006.  As a part of this process, the Company filed for public record its Certificate of Incorporation, as amended to date, with the Secretary of State of Delaware, along with a Certificate of Conversion From a Non-Delaware Corporation to a Delaware Corporation.  The Company also filed for public record Articles of Dissolution and Notice of Corporate Dissolution with the Secretary of State of Florida, designating the reason for dissolution as a change of domicile from Florida to Delaware, and terminating the relationship of the Company with the State of Florida.

There were no changes in the authorized shares of common or preferred stock or the par value of either class of stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

July 9, 2007

By:

/s/   Don Harris

Don Harris, President,

Chief Executive Officer,

Director